Exhibit 99.1

Graf Acquisition Corp. IV and NKGen Biotech, Inc. Announce Letter of Intent for a Business Combination

THE WOODLANDS, Texas, and SANTA ANA, Calif., March 23, 2023 — Graf Acquisition Corp. IV (NYSE: GFOR) (“Graf”), a NYSE-listed special purpose acquisition company founded by serial SPAC founder James Graf, and NKGen Biotech, Inc. (“NKGen Biotech”), a biotechnology company focused on harnessing the power of the body’s immune system through the development of natural killer cell therapies, announced today that they have signed a non-binding letter of intent (the “LOI”) to pursue a business combination.

Based in Santa Ana, CA, NKGen Biotech was established in 2017 and is focused on natural killer cell therapies for the treatment of patients in areas such as neurodegenerative disease (e.g., Alzheimer’s and Parkinson’s) and oncology. NKGen Biotech is currently led by CEO Paul Y. Song, M.D., and Executive Chairman Sangwoo Park.

Graf expects to announce additional details regarding the proposed business combination when a definitive merger agreement is executed.

Completion of a business combination between Graf and NKGen Biotech is subject to, among other things, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, the satisfaction of the conditions negotiated therein, and approval of the transaction by the board and shareholders of both Graf and NKGen Biotech.   There can be no assurance that a definitive agreement will be entered into or that the proposed business combination will be consummated on the terms or timeframe currently contemplated, or at all.

About NKGen Biotech, Inc.

NKGen Biotech, Inc. is a clinical-stage biotechnology company incorporated as a Delaware corporation and focused on the development and commercialization of innovative autologous, allogeneic, and CAR-NK Natural Killer (NK) cell therapeutics.  The company is headquartered in Santa Ana, CA.

About Graf Acquisition Corp. IV

Graf Acquisition Corp. (NYSE: GFOR) is a blank-check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Important Information and Where to Find It

If a legally binding definitive agreement with respect to the proposed business combination is executed, Graf intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement, which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to Graf’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the Proxy Statement/Prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Graf Acquisition Corp. IV, 1790 Hughes Landing Boulevard, Suite 400, The Woodlands, TX 77380.

This communication may be deemed to be offering or solicitation material in respect of the proposed business combination, which will be submitted to the stockholders of Graf for their consideration. Graf urges investors, stockholders and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed with the SEC (including any amendments or supplements to the Proxy Statement/Prospectus, as applicable), in each case, before making any investment or voting decision with respect to the proposed business combination, because these documents will contain important information about Graf, NKGen Biotech and the proposed business combination.

Participants in the Solicitation

Graf and NKGen Biotech and each of their directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described herein under the rules of the SEC. Information about the directors and executive officers of Graf and a description of their interests in Graf and the proposed business combination are set forth in Graf’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022 (the “Annual Report”) and will be set forth in the Proxy Statement/Prospectus, when it is filed with the SEC. Information about NKGen Biotech’s directors and executive officers and a description of their interests in NKGen Biotech and the proposed business combination will be set forth in the Proxy Statement/Prospectus, when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Graf’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability of Graf to enter into a definitive agreement with respect to a business combination with NKGen Biotech within the time provided in Graf’s amended and restated certificate of incorporation; Graf’s ability to obtain an extension of the business combination deadline provided for in Graf’s amended and restated certificate of incorporation; Graf’s ability to obtain the financing necessary to consummate the potential transaction; the performance of NKGen Biotech’s business; the timing, success and cost of NKGen Biotech’s product development activities and clinical trials; the risk that Graf’s stockholder approval is not obtained; failure to realize the anticipated benefits of the proposed business combination, including as a result of a delay in consummating the proposed business combination; the amount of redemption requests made by Graf’s stockholders and the amount of funds remaining in Graf’s trust account after satisfaction of such requests; Graf’s and NKGen Biotech’s ability to satisfy the conditions to closing the proposed business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of Graf filed, or to be filed, with the SEC. Graf does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Sabrina McKee
EVP Strategy and Director, Graf Acquisition Corp. IV
917-848-4902
sabrina@grafacq.com

Denise Chua, MBA, CLS, MT (ASCP)
Vice President, Investor Relations and Corporate Communications
949-396-6830

dchua@nkgenbiotech.com